Exhibit 10.8

ENVIRONMENTAL AND HAZARDOUS SUBSTANCES INDEMNITY AGREEMENT

Property Commonly Known As
"Whetstone Apartments"

This Environmental and Hazardous Substances Indemnity Agreement (this "Indemnity Agreement") is executed and delivered as of the 20th day of May, 2015, by BR-TBR WHETSTONE OWNER, LLC, a Delaware limited liability company ("Borrower"), and BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation ("Guarantor") to and for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns ("Lender").

RECITALS:

A.          On or about the date hereof, Borrower and Lender entered into that certain Loan Agreement (as amended from time to time, the "Loan Agreement") whereby Lender agreed to make a secured loan (the "Loan") available to Borrower in the maximum aggregate amount at any time outstanding not to exceed the sum of Twenty-Five Million One Hundred Forty-Seven Thousand Five Hundred Dollars ($25,147,500.00), to finance that certain 204-unit multifamily property known as "Whetstone Apartments" located at 501 Willard Street in Durham, Durham County, North Carolina 27701 (the "Property"). A legal description of the land included in the Property is set forth on Exhibit A attached hereto.

B.           In connection with the Loan, Borrower has executed and delivered to Lender a Promissory Note in favor of Lender of even date herewith (as amended from time to time, the "Note") in the principal amount of the Loan, payment of which is secured by (i) a Deed of Trust made by Borrower in favor of Lender on the Property (as amended from time to time, the "Deed of Trust") and (ii) the other Loan Documents.

C.           Borrower and Guarantor will derive financial benefit from the Loan evidenced and secured by the Note, the Deed of Trust and the other Loan Documents.

D.           Borrower and Guarantor are referenced to individually herein as an "Indemnitor" and collectively, jointly and severally, as "Indemnitors." As a condition to making the Loan, Lender requires the Indemnitors to indemnify Lender upon the occurrence of certain events.

E.           Lender has relied on the statements and agreements contained herein in agreeing to make the Loan.

AGREEMENTS:

In consideration of the Recitals set forth above and hereby incorporated herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Indemnitors hereby agree as follows:

1.           Definitions. (a) Capitalized terms used herein shall have the meanings set forth in Section 1(b) of this Indemnity Agreement or in the specific sections of this Indemnity Agreement. Capitalized terms used and not otherwise defined in this Indemnity Agreement shall have the meanings respectively ascribed to them in the Loan Agreement.

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(b)         For purposes of this Indemnity Agreement, the following terms shall have the meanings as hereinafter set forth:

"Environmental Laws" means, collectively, all Laws related to or regulating or otherwise related to Hazardous Material, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), the Public Health Service Act (42 U.S.C. §300(f) et seq.), the Pollution Prevention Act (42 U.S.C. §13101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 5136 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Federal Clean Water Act (33 U.S.C. §1251 et seq.), the Federal Clean Air Act (42 U.S.C. §7401 et seq.), and any and all applicable North Carolina and/or Federal statutes, laws and regulations regarding Hazardous Materials, as amended or restated from time to time including any successor thereto, and any regulations promulgated pursuant thereto.

"Environmental Proceedings" means any proceedings, hearings or meetings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to the environmental conditions or any Hazardous Material at, under, upon, emanating to or from or otherwise related to the Property.

"Governmental Authority" means any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

"Hazardous Material" means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Environmental Law of any Governmental Authority having jurisdiction over the Property or any portion thereof or its use, including: (i) any "hazardous substance" defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so-called "superfund" or "superlien" Law, including the judicial interpretation thereof; (ii) any "pollutant or contaminant" as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other Environmental Law or other past or present requirement of any Governmental Authority. The foregoing notwithstanding, any such materials or substances used at the Property or located at the Property in connection with the maintenance and operation of the Property by Borrower or any tenant under any lease in de minimis amounts and in accordance with any applicable Environmental Laws shall not constitute Hazardous Materials.

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"Indemnified Parties" means Lender and Lender's parent, subsidiaries and affiliates, each of their respective shareholders, directors, officers, employees and agents, and the successors and assigns of any of them; and "Indemnified Party" shall mean any one of the Indemnified Parties.

"Laws" means, collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial and administrative decrees and opinions or precedential authority in the applicable jurisdiction. Any reference above to a Law includes the same as it may be amended from time to time, including the judicial interpretation thereof.

"Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

"Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

2.           Representations and Warranties. Each Indemnitor hereby represents and warrants to Lender (i) that, except as specifically disclosed in the Environmental Reports (as defined below) listed in Exhibit B attached hereto and delivered on or before the date of this Indemnity Agreement (the "Environmental Documents") to the best of its knowledge, (a) the Property has been and is free from contamination by Hazardous Material, and (b) no Release of any Hazardous Material has occurred on, onto or about the Property; (ii) that to its knowledge, except as specifically disclosed in the Environmental Documents or the Loan Documents, the Property currently complies, and will comply based on its anticipated use, with all Environmental Laws; (iii) that, to each Indemnitor's knowledge in connection with the ownership, operation, and use of the Property, all necessary notices have been filed and all required permits, licenses and other authorizations have been obtained, including those relating to the generation, treatment, storage, disposal or use of Hazardous Material; (iv) that to the best of its knowledge, except as disclosed in the Environmental Documents, there is no present, past or threatened investigation, inquiry, judicial or administrative proceeding, complaint, action, notice, order or claim relating to the environmental condition of, or to events involving Hazardous Materials on or about, the Property; (v) except as may be reflected in the documents pursuant to which Borrower acquired the Property (copies of which have been provided to Lender prior to the date hereof), it has not, nor will it, release or waive the liability of any previous owner, lessee or operator of the Property or any party who may be potentially responsible for the presence of or removal of Hazardous Material from the Property, nor has it made promises of indemnification regarding Hazardous Material on the Property to any party, except as contained herein and in the Loan Documents; (vi) to its knowledge, except as disclosed in the Environmental Documents, there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Materials on the Property; (vii) to its knowledge, except as disclosed in the Environmental Documents, no notice has been received of a claim by any party that any use, operation or condition of the Property or any of Borrower's operations has caused any nuisance or any other liability or adverse condition on any other property nor does Borrower know of any basis for such a claim; and (viii) to its knowledge, except as disclosed in the Environmental Documents, there are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, Governmental Authority or agreements, whether settlement agreements or otherwise, with any third parties relating to the ownership, use, operation, sale, transfer or conveyance of the Property that require any change in the present condition of the Property or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Property.

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3.           Covenants. Indemnitors shall

(a)          comply, and cause all other persons and entities on or occupying the Property to comply, with all Environmental Laws in all material respects;

(b)          not install, use, generate, manufacture, store, treat, release or dispose of, nor permit the installation, use, generation, storage, treatment, release or disposal of, Hazardous Material on, under or about the Property except in compliance with all Environmental Laws;

(c)          immediately advise Lender in writing of:

(i)          any and all Environmental Proceedings;

(ii)         the presence of any Hazardous Material in violation of any Environmental Law on, under or about the Property of which Lender has not previously been advised in writing;

(iii)        any remedial action taken by, or on behalf of, any Indemnitor in response to any Hazardous Material on, under or about the Property or to any Environmental Proceedings of which Lender has not previously been advised in writing;

(iv)        the discovery by any Indemnitor of the presence of any Hazardous Material on, under or about any real property or bodies of water adjoining or in the vicinity of the Property in violation of any Environmental Law; and

(v)         the discovery by any Indemnitor of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law;

For the purposes hereof, the term "discovery" shall mean the date that Indemnitor acquires actual knowledge of such fact or circumstance.

(d)         provide Lender with copies of all reports, analyses, notices, licenses, approvals, orders, correspondences or other written materials in its possession or control relating to the presence of Hazardous Material at the Property in violation of any Environmental Law or Environmental Proceedings immediately upon receipt, completion or delivery of such materials;

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(e)          not install or allow to be installed any tanks on, at or under the Property in violation of any Environmental Law;

(f)          not create or permit to continue in existence any lien (whether or not such lien has priority over the lien created by the Deed of Trust) upon the Property imposed pursuant to any Environmental Law;

(g)          not change or alter the present use of the Property unless Indemnitors shall have notified Lender thereof in writing and Lender shall have determined, in its sole and absolute discretion, that such change or modification will not result in the presence of Hazardous Material in violation of any Environmental Law on the Property in such a level that would increase the potential liability for Environmental Proceedings; and

(h)         upon demand by an Indemnified Party, diligently defend any Environmental Proceeding or claim related to the noncompliance of any Environmental Law with respect to the Property or the use thereof, all at the Indemnitors' own cost and expense and by counsel approved by Lender in the exercise of its reasonable judgment; provided, however, that Lender may elect, at any time, to conduct its own defense through counsel selected by Lender at the sole cost and expense of the Indemnitors during the existence of an Event of Default or in the event of any conflict identified by counsel, or as a result of any dispute with Borrower's counsel regarding strategy or, in the absence thereof, at Lender's cost.

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4.           Right of Entry and Disclosure of Environmental Reports. Subject to the rights of tenants under Leases (as defined in the Loan Documents), Borrower hereby grants to Lender, its agents, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect the Property at reasonable times and upon reasonable advance notice, and conduct such environmental audits and tests, including, without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Property, which Lender may in its sole and absolute discretion determine are necessary or desirable. With respect to invasive testing, such as soil borings, Lender shall consult with Borrower in advance of such tests. Lender agrees, however, that it shall not conduct any such environmental audits or tests, unless an Event of Default exists under the Loan Documents or Lender has a commercially reasonable belief that such audit or test may disclose the presence or release of Hazardous Material or unless an environmental audit deems further testing necessary. Without limiting the generality of the foregoing, Borrower agrees that Lender shall have the right to appoint a receiver to enforce this right to enter and inspect the Property to the extent such authority is provided under applicable law. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with any inspection, audit or testing conducted in accordance with this Section 4 shall be paid by Indemnitors upon demand by Lender. Except to the extent that the results of the tests would obligate Lender or Indemnitors to make further disclosures under applicable law, the results of all investigations and reports prepared by Lender shall be and at all times remain the property of Lender and under no circumstances shall Lender have any obligation whatsoever to disclose or otherwise make available to Indemnitors or any other party such results or any other information obtained by it in connection with such investigations and reports; provided, however, that if there exists no Event of Default under the Loan Documents, if requested by Borrower, Lender shall provide to Borrower a copy of the written report with respect to any inspection, audit or testing for which any Indemnitor has paid hereunder. Further, all such Environmental Reports paid for by an Indemnitor shall be addressed to both Lender and Borrower so that, if no Event of Default exists, Borrower may rely on all such Environmental Reports to the same extent that Lender may rely on them. Lender hereby reserves the right, and Indemnitors hereby expressly authorize Lender to make available to any party in connection with a sale of the Property any and all reports, whether prepared by Lender or prepared by Borrower and provided to Lender (collectively, the "Environmental Reports") which Lender may have with respect to the environmental condition of the Property. Indemnitors consent to Lender notifying any party under such circumstances of the availability of any or all of the Environmental Reports and the information contained therein. Each Indemnitor further agrees that Lender may disclose such Environmental Reports to any Governmental Authority if Lender reasonably believes that it is required to disclose any matter contained therein to such Governmental Authority; provided that Lender shall give Borrower at least 48 hours prior written notice before so doing and that Lender shall copy Borrower on any and all such notices. Notwithstanding anything herein to the contrary, in the event that there exists no Event of Default under the Loan Documents and disclosure is required (or reasonably believed to be required by Lender or Borrower) to any Governmental Authority as a result of the Environmental Reports, to the extent permitted by applicable Law and so long as Lender does not incur liability as a result thereof, Lender shall permit Borrower to make and control such disclosure(s), with copies thereof provided to Lender. Each Indemnitor acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the Environmental Reports, and that the release of the Environmental Reports, or any information contained therein, to prospective bidders at any foreclosure sale of the Property may have a material and adverse effect upon the amount which a party may bid at such sale. Each Indemnitor agrees that Lender shall not have any liability whatsoever as a result of delivering any or all of the Environmental Reports or any information contained therein to any third party, and each Indemnitor hereby releases and forever discharges Lender from any and all claims, damages, or causes of action arising out of, connected with or incidental to the Environmental Reports or the delivery thereof.

5.           Indemnitor's Remedial Work. Indemnitors shall promptly perform any and all necessary remedial work ("Remedial Work") in response to any Environmental Proceedings or the presence, storage, use, disposal, transportation, discharge or release of any Hazardous Material on, under or about any of the Property in violation of Environmental Laws; provided, however, that Indemnitors shall perform or cause to be performed such Remedial Work so as to minimize any impairment to Lender's security under the Loan Documents. All Remedial Work shall be conducted:

(a)          in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer;

(b)          pursuant to a detailed written plan for the Remedial Work approved by any public or private agencies or persons with a legal or contractual right to such approval;

(c)          with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and

(d)          only following receipt of any required permits, licenses or approvals.

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The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) shall each be subject to Lender's prior written approval, which shall not be unreasonably withheld or delayed. In addition, Indemnitors shall submit to Lender, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Indemnitors in connection with any Remedial Work, or Hazardous Material relating to the Property. All costs and expenses of such Remedial Work shall be paid by Indemnitors, including, without limitation, the charges of the Remedial Work contractors and the consulting environmental engineer, any taxes or penalties assessed in connection with the Remedial Work and Lender's reasonable fees and out-of-pocket costs incurred in connection with monitoring or review of such Remedial Work. Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Environmental Proceedings.

6.           Indemnity. Indemnitors shall protect, indemnify, defend and hold Lender and any successors to Lender's interest in the Property, and any other Person who acquires any portion of the Property at a foreclosure sale or otherwise through the exercise of Lender's rights and remedies under the Loan Documents, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all actual or potential claims, liabilities, damages (direct or indirect), losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expenses of investigation) (collectively, "Expenses") which arise out of or relate in any way to any breach of any representation, warranty or covenant contained herein, or any Environmental Proceedings or any use, handling, production, transportation, disposal, release or storage of any Hazardous Material in, under or on the Property in violation of any Environmental Law, whether by any Indemnitor or any other person, including, without limitation:

(a)         all foreseeable and all unforeseeable Expenses arising out of:

(i)          Environmental Proceedings or the use, generation, storage, discharge or disposal of Hazardous Material by Indemnitors, any prior owner or operator of the Property or any person on or about the Property;

(ii)         any residual contamination arising from the Property affecting any natural resource or the environment; or

(iii)        any exercise by Lender of any of its rights and remedies hereunder; and

(b)         the costs of any required or necessary investigation, assessment, testing, remediation, repair, cleanup, or detoxification of the Property and the preparation of any closure or other required plans.

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Indemnitors' liability to the aforementioned indemnified parties shall arise upon the earlier to occur of (1) discovery of any such Hazardous Material on, under or about the Property, that is in violation of the Environmental Laws or (2) the institution of any Environmental Proceedings, and not upon the realization of loss or damage, and Indemnitors shall pay to Lender from time to time, immediately upon request, an amount equal to such Expenses, as reasonably determined by Lender. In addition, in the event any Hazardous Material is removed, or caused to be removed from the Property, by Indemnitors, Lender or any other person, the number assigned by the U.S. Environmental Protection Agency to such Environmental Proceedings or any similar identification shall in no event be in the name of Lender or identify the Lender as a generator, arranger or other designation. The foregoing indemnity shall not include Expenses arising solely from (x) Hazardous Material which first exist on the Property (or if previously existing on the Property in compliance with Environmental Laws, first violate any Environmental Law) following the date on which the Lender takes title to the Property, whether by foreclosure of the Deed of Trust, deed-in-lieu thereof or otherwise or (y) any acts of Lender that constitute gross negligence or willful misconduct of Lender or any other Indemnified Party.

7.           Remedies Upon Default. In addition to any other rights or remedies Lender may have under this Indemnity Agreement, at law or in equity, in the event that Indemnitors shall fail to timely comply with any of the provisions hereof, or in the event that any representation or warranty made herein proves to be false or misleading, then, in such event, after (i) delivering written notice to Indemnitors, which notice specifically states that Indemnitors have failed to comply with the provisions of this Indemnity Agreement; and (ii) the expiration of the earlier to occur of the thirty (30) day period after receipt of such notice (or, if such default cannot be reasonably cured within the thirty (30) day period, if Borrower does not commence to cure such nonmonetary default within such thirty (30) day period or thereafter fails to diligently and continuously proceed to cure such nonmonetary default) or the cure period, if any, permitted under any applicable Law with which Indemnitors shall have failed to comply, Lender may declare an Event of Default under the Loan Documents and exercise any and all remedies provided for therein, and/or do or cause to be done whatever is reasonably necessary to cause the Property to comply with all Laws relating to Hazardous Material and other applicable Laws, and the cost thereof shall constitute an Expense hereunder and shall become immediately due and payable without notice and with interest thereon at the Default Rate (as defined in the Note) until paid. Subject to the rights of tenants under Leases, Indemnitors shall give to Lender and its agents and employees access to the Property for the purpose of effecting such compliance and hereby specifically grant to Lender a license, effective upon expiration of the applicable period as described above, if any, to do whatever is necessary to cause the Property to so comply, including, without limitation, to enter the Property and remove therefrom any Hazardous Material that violates any Environmental Law or otherwise comply with any Laws relating to Hazardous Material.

8.           Obligations. The obligations set forth herein, including, without limitation, Indemnitors' obligation to pay Expenses hereunder, are collectively referred to as, the "Environmental Obligations". Notwithstanding any term or provision contained herein or in the Loan Documents, the Environmental Obligations are unconditional. Indemnitors shall be fully and personally liable for the Environmental Obligations hereunder, and such liability shall not be limited to the original principal amount of the Loan. Subject to clauses (i) through (iv) below, the Environmental Obligations shall survive the repayment of the Loan and any foreclosure, deed-in-lieu of foreclosure or similar proceedings by or through which Lender or any of its affiliates, nominees, successors or assigns or any other person bidding at a foreclosure sale (each, a "Successor Owner") may obtain title to the Property or any portion thereof, provided, however, that the Indemnitor shall not be liable to a Successor Owner for any Environmental Obligations which arise solely from events or conditions at the Property which arise after the Successor Owner has taken title to the Property. Notwithstanding anything herein to the contrary, the Environmental Obligations shall terminate upon fulfillment of each of the following conditions to the reasonable satisfaction of Lender:

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(i)          Lender shall have received full repayment of the Loan, and there shall have expired all periods of time within which a claim for the recovery of a preferential payment or fraudulent conveyance could be filed or asserted with respect to such repayment;

(ii)         No Environmental Proceeding or any other environmental claim relating to the Property shall be pending or threatened in writing;

(iii)        The Loan has been repaid without Lender or any affiliate thereof ever having taken possession of the Property through the appointment of a receiver or through any other exercise of Lender's rights and remedies following an Event of Default under any of the Loan Documents; and

(iv)        At least twelve (12) months have passed since the date that the Loan was paid in full in cash and no claim has been asserted for which any indemnification is provided for in this Indemnity Agreement.

The liabilities of Indemnitors under this Indemnity Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents to or with Lender by Borrower or Guarantor or any related party to or affiliate of Lender who succeeds Borrower as owner of the Property. In addition, notwithstanding any terms of any of the Loan Documents to the contrary, the liability of each Indemnitor under this Indemnity Agreement shall in no way be limited or impaired by: (i) any extensions of time for performance required by any of the Loan Documents; (ii) any sale, assignment or foreclosure of the Note or the Deed of Trust or any sale or transfer of all or part of the Property; (iii) any exculpatory provision in any of the Loan Documents limiting Lender's recourse to property encumbered by the Deed of Trust or to any other security, or limiting Lender's rights to a deficiency judgment against any Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by any Borrower or Guarantor under any of the Loan Documents; (v) the release of any Borrower or Guarantor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law, Lender's voluntary act, or otherwise; (vi) the release or substitution, in whole or in part, of any security for the Note; or (vii) Lender's failure to record the Deed of Trust or file any UCC-1 financing statements (or Lender's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Borrower or any Guarantor and with or without consideration.

Each Indemnitor waives any right or claim of right to cause a marshalling of any Borrower's assets or to cause Lender to proceed against any of the security for the Loan before proceeding under this Indemnity Agreement against any Indemnitor or to proceed against any Indemnitor in any particular order; each Indemnitor agrees that any payments required to be made hereunder shall become due on demand; each Indemnitor expressly waive and relinquish all rights and remedies (including any rights of subrogation) accorded by applicable law to indemnitors or guarantors.

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9.           Waiver. No waiver of any provision of this Indemnity Agreement nor consent to any departure by Indemnitors therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Indemnitors shall in any case entitle Indemnitors to any other or further notice or demand in similar or other circumstances.

10.         Exercise of Remedies. No failure on the part of Lender to exercise and no delay in exercising any right or remedy hereunder, at law or in equity, shall operate as a waiver thereof. Lender shall not be estopped to exercise any such right or remedy at any future time because of any such failure or delay; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

11.         Assignment. Lender may assign its interest under this Indemnity Agreement to any successor to its respective interests in the Property or the Loan Documents. This Indemnity Agreement may not be assigned or transferred in whole or in part by Indemnitors, except upon prior written consent of Lender, and any purported assignment by Indemnitors of this Indemnity Agreement (without Lender's prior written consent) shall be void ab initio and of no force or effect.

12.         Counterparts. This Indemnity Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of such counterparts taken together shall constitute but one and the same instrument.

13.         Governing Law. This Indemnity Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of North Carolina.

14.         Modifications. This Indemnity Agreement may be amended or modified only by an instrument in writing which by its express terms refers to this Indemnity Agreement and which is duly executed by Indemnitors and consented to in writing by Lender.

15.         Attorneys' Fees. If Lender commences litigation for the enforcement, termination, cancellation or rescission of this Indemnity Agreement, or for damages for the breach of this Indemnity Agreement, Lender shall be entitled to its reasonable attorneys' fees (including, but not limited to, in-house counsel fees) and court and other costs incurred in connection therewith.

16.         Interpretation. This Indemnity Agreement has been negotiated by parties knowledgeable in the matters contained herein, with the advice of counsel, is to be construed and interpreted in absolute parity, and shall not be construed or interpreted against any party by reason of such party's preparation of the initial or any subsequent draft of the Loan Documents or this Indemnity Agreement.

17.         Severability. If any term or provision of this Indemnity Agreement shall be determined to be illegal or unenforceable, all other terms and provisions in this Indemnity Agreement shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

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18.         Other Laws. Nothing in this Indemnity Agreement, and no exercise by Lender of its rights or remedies under this Indemnity Agreement, shall impair, constitute a waiver of, or in any way affect Lender's rights and remedies with respect to Indemnitors under any Environmental Laws, including without limitation, contribution provisions or private right of action provisions under such Environmental Laws.

19.         Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing; (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Borrower:	BR-TBR Whetstone Owner, LLC
c/o Bluerock Real Estate Holdings, LLC
712 Fifth Avenue, 9th Floor
New York, New York 10019
	Attention:	Jordan B. Ruddy, President
	Telephone:	(646) 278-4223
	Facsimile:	(212) 278-4220

And with a copy to:	Hirschler Fleischer – Attorneys at Law
P.O. Box 500
Richmond, VA 23218-0500
	Attention:	Edward S. Flanagan, Esq.
	Telephone:	(804) 771-9592
	Fax:	(804) 644-0957

Guarantor:	Bluerock Residential Growth REIT, Inc.
c/o Bluerock Real Estate Holdings, LLC
712 Fifth Avenue, 9th Floor
New York, New York 10019
	Attention:	Jordan B. Ruddy, President
	Telephone:	(646) 278-4223
	Facsimile:	(212) 278-4220

With a copy to:	Hirschler Fleischer – Attorneys at Law
P.O. Box 500
Richmond, VA 23218-0500
	Attention:	Edward S. Flanagan, Esq.
	Telephone:	(804) 771-9592
	Fax:	(804) 644-0957

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Lender:	KeyBank National Association
225 Franklin Street, 18th Floor
Boston, Massachusetts 02110
	Attention:	Christopher T. Neil, Institutional Real Estate
	Telephone:	(617) 385-6202
	Facsimile:	(617) 385-6293

With a copy (which shall not constitute notice) to:

Locke Lord LLP
2800 Financial Plaza
Providence, Rhode Island 02903
	Attention:	Gail E. McCann, Esq.
	Telephone:	(401) 276-6527
	Facsimile:	(888) 325-9041

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

20.         Joint and Several Liability. Indemnitors agree that they shall each be jointly and severally liable for the performance of the Environmental Obligations and all other obligations of Indemnitors contained herein.

21.         Captions. The headings of each section herein are for convenience only and do not limit or construe the contents of any provisions of this Indemnity Agreement.

(The next page is the signature page.)

12

IN WITNESS WHEREOF, Indemnitors have caused this Indemnity Agreement to be executed as of the day and year first above written.

BR-TBR WHETSTONE OWNER, LLC, a Delaware limited liability company

By:	/s/ Jordan Ruddy
Jordan Ruddy, Authorized Signatory

BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation

	By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chairman of the Board, Chief Executive Officer and President

[Signature Page to Environmental Indemnity (Whetstone Apartments)]

Exhibit A

Legal Description

FEE TRACT

All of the following land, with the buildings and improvements thereon, lying and being situate in Durham County, North Carolina, and being more particularly described as follows:

BEING all of that certain parcel containing approximately 2.0994 acres as shown on a map entitled "Exempt Final Recombination Plat 300 Jackson Street & 501 Willard St" recorded in Plat Book 192, Page 3, Durham County Registry which is more fully described as:

Beginning at a PK nail on the eastern right of way of Willard Street; thence with a curve turning to the right with an arc length of 31.04', with a radius of 20.00', with a chord bearing of N 45°11 ' 41" E, with a chord length of 28.02' to an existing iron pipe; thence N 89°41'27" E a distance of 185.08' to an existing iron pipe; thence with a curve turning to the right with an arc length of 114.62', with a radius of 190.37', with a chord bearing of S 73°14'22" E, with a chord length of 112.90' to an existing iron pipe; thence S 59°12'33" E a distance of 111.39' to an existing iron pipe; thence S 30°47'27" W a distance of 90.76' to an existing iron pipe; thence S 27°33'27" W a distance of 158.72' to an existing iron pipe; thence N 59°12'33"W a distance of 113.65' to an existing iron pipe; thence N 89°21'33"W a distance of 193.78' to an existing iron pipe; thence N 00°38'27"E a distance of 227.18' to an existing iron pipe; which is the point of Beginning, having an area of 91,449.07 square feet or 2.099 acres as shown on plat prepared by Coulter Jewell Thames PA recorded in the Durham County Registry in Book 192 Page 3.

EASEMENT TRACT

TOGETHER WITH easements contained or conveyed in that certain Temporary Easement Agreement by and between BR-TBR Whetstone Owner, LLC, TriBridge Residential, LLC, University Ford, Inc., and University Properties of N.C., L.L.C. being recorded in Durham County Registry prior to the Deed of Trust from BR-TBR Whetstone Owner, LLC to KeyBank National Association.

Exhibit B

Environmental Reports

Freddie Mac Multi-Family Seller/Servicer Phase I Environmental Site Assessment of Whetstone Apartments prepared by Blackstone Consulting LLC dated February 11, 2015